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                                                                  Exhibit 10.22

                                   LIBBEY INC.

                        SENIOR MANAGEMENT INCENTIVE PLAN




                          AMENDED AS OF JANUARY 1, 1996


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                                   LIBBEY INC.

                        SENIOR MANAGEMENT INCENTIVE PLAN


                                TABLE OF CONTENTS
                                -----------------

1.       Purpose                                                                1

2.       Definitions                                                            1

3.       Administration                                                         2

4.       Eligibility and Participation                                          3

5.       Target Bonuses                                                         3

6.       Performance Objectives                                                 4

7.       Operating Results                                                      4

8.       Determination of Annual Bonuses                                        4

9.       Payment of Annual Bonuses                                              5

10.      Amendment or Termination of the Plan                                   5

11.      Miscellaneous                                                          5

12.      Effective Date                                                         5



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                                   LIBBEY INC.

                        SENIOR MANAGEMENT INCENTIVE PLAN

                   AS AMENDED EFFECTIVE AS OF JANUARY 1, 1996


1.     PURPOSE
       -------

       The purposes of this Libbey Inc. Senior Management Incentive Plan are to reward officers and other management employees who contribute to the success of the Company, by making the amount of their compensation significantly contingent upon the Company's financial performance, and to attract and retain officers and other management employees of exceptional ability.

2.     DEFINITIONS  (as used herein):
       -----------

       "Annual Bonus" means the compensation payable to an Executive under this Plan and will consist of the Performance Component and, except for the Chief Executive Officer, a Discretionary Component, as described in paragraph 5.1 hereof;

       "Board" means the Board of Directors of Libbey Inc.;

       "Bonus Pool" means, for each year, the sum of all Target Bonuses for such year and will consist of the Performance Components and Discretionary Components, as described in paragraph 5.1 hereof;

       "CEO" means the Chief Executive Officer of Libbey Inc.;

       "Committee" means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board;

       "Company" means Libbey Inc., a Delaware corporation, together with any corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by Libbey Inc.;




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       "Deferred Compensation Plan" means any plan or arrangement adopted by the
       Company whereby an Executive may be permitted, at his option, to defer the actual receipt of an Annual Bonus otherwise payable to him under this Plan;

       "Discretionary Component" means the component of a Target Bonus Pool payable in the discretion of the Board or the CEO in accordance with paragraph 8 hereof;

       "Executive" means an officer or other management employee of the Company who is eligible to participate in this Plan in accordance with paragraph 4 hereof;

       "Operating Results" means the Company's annual results from operations for any year, determined in accordance with paragraph 7 hereof and expressed as a percentage of the year's Performance Objective;

       "Performance Component" means the components of a Target Bonus, Annual Bonus, or Bonus Pool measured by the Company's attainment of its Performance Objective for a year in accordance with paragraph 7 hereof;

       "Performance Objective" means the annual objective established in accordance with paragraph 6 hereof for the operating performance of the Company;

       "Plan" means this Libbey Inc. Senior Management Incentive Plan as set forth herein or as from time to time amended;

       "Target Bonus" means an amount established each year in accordance with paragraph 5 hereof equal to a stated percentage of an Executive's annual base salary and will consist of the Performance Component and the Discretionary Component, as described in paragraph 5.1 hereof;

       Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3.     ADMINISTRATION
       --------------

       3.1 Subject to the overall responsibility of the Committee, the Plan will be administered by the CEO, whose administrative powers hereunder shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize one or more other


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       appropriate officers of the Company to adopt, modify, and/or rescind) any rulings, determinations, policies, and/or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. All such interpretations, rulings, determinations, policies, and procedures shall be final, conclusive, and binding upon all interested persons.

       3.2 The Committee, in its discretion on recommendation of the CEO, shall be authorized at any time and from time to time to modify any Performance Objective, and the Committee, in its discretion or recommendation of the CEO, shall be authorized at any time and from time to time to adjust the amount of any Target Bonus, the size of the Bonus Pool, and/or the relative proportions of the Performance and Discretionary Components and to accelerate or defer the payment of Annual Bonuses.

4.     ELIGIBILITY AND PARTICIPATION
       -----------------------------

       4.1 Each person who, as of the beginning of the initial Plan year or any subsequent calendar year, is an elected corporate officer of the Company, shall be an Executive eligible to participate in the Plan for such initial Plan year or subsequent calendar year. Each person who first becomes an elected corporate officer of the Company during the initial Plan year or during a subsequent calendar year shall be an Executive eligible to participate in the Plan for at least the balance of such initial Plan year or subsequent calendar year or, if approved by the Committee on recommendation of the CEO, for the entire year.

       4.2 Any other officer or management employee of the Company shall be an Executive eligible to participate in the Plan for all or any part of any year during or before which such participation has been approved by the CEO. The CEO may prospectively or retroactively suspend or withdraw such approval with respect to any such Executive for all or any part of any year.

5.     TARGET BONUSES
       --------------

       5.1 A Target Bonus shall be established each year for each Executive, equal in amount to a stated percentage, not to exceed 100 percent, of the Executive's base salary for such year. Each Target Bonus shall consist of the Performance Component and a Discretionary Component.

       5.2 The Committee shall establish the CEO's Target Bonus, and the CEO shall establish the Target Bonuses of all other Executives. Target Bonuses shall be established based on an evaluation of the responsibilities of each Executive and of each Executive's potential to contribute to the Company's attainment of its Performance Objective for such year. Target Bonuses shall


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       be established before or as soon as practicable after the beginning of each year, and each Executive shall thereupon be notified of his Target Bonus.

       5.3 If the rate of an Executive's base salary is changed during a year after the Executive's Target Bonus has been established, the amount of the Executive's Target Bonus shall be adjusted to equal the stated percentage of the Executive's actual base salary before and after the change.

6.     PERFORMANCE OBJECTIVES
       ----------------------

       The Board, on recommendation of the CEO, shall establish a Performance Objective for the Company for each year for payment of one hundred percent of each target bonus, which Performance Objective shall include the range over which greater or lesser amounts of bonus shall be paid, provided however, payment of any bonus in excess of 200% of the target bonus shall be at the discretion of the Committee. Each year's Performance Objective shall be established before or as soon as practicable after the beginning of such year, and each Executive shall thereupon be notified thereof. The Performance Objective for such year shall be based on one or more key financial indicators such as earnings per share, income from operations, economic value added, cash flow, return on equity, return on assets or any other financial measure deemed appropriate for the situation of the Company.

7.     OPERATING RESULTS
       -----------------

       As soon as practicable after the end of each year, the operating performance for such year for the Company shall be determined and reported to the Board and the CEO. The Company's Operating Results for each year for the purposes of the Plan, shall be the percentage which the financial performance achieved for the selected financial measures for such year, as so reported, is of the Company's financial Performance Objectives for such year.

8.     DETERMINATION OF ANNUAL BONUSES
       -------------------------------

       8.1 The Operating Results shall determine the extent to which the Discretionary and Performance Components of the Bonus Pool are payable as Annual Bonuses. However, the CEO, in his discretion, may reduce or eliminate the Annual Bonus of any Executive for any year to the extent the CEO determines that such Executive's performance for such year did not materially contribute to the Operating Results for such year or that any act or omission by such Executive has adversely affected (or can be reasonably expected to adversely affect) the Company.


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       8.2 A Discretionary Component of the Bonus Pool shall be paid to
       Executives as Annual Bonuses in the discretion of the CEO taking into consideration, in addition to the Company's Operating Results as defined for purposes of this Plan, an Executive's contributions to the Company's other financial and non-financial objectives, such as quality of service and products, customer satisfaction, adherence to or furtherance of the Company's legal and ethical policies, product development, market share, improvement in financial indicators of the Company's success other than the Performance Objective, and effective response to adverse economic conditions or to unforeseen adverse events beyond the control of the Company.

9.     PAYMENT OF ANNUAL BONUSES
       -------------------------

       9.1 Except to the extent deferred at the option of an Executive in accordance with a Deferred Compensation Plan, each Executive's Annual Bonus for each year, determined in accordance with paragraph 8 hereof, shall be paid in cash no later than March 15 of the following year.

       9.2 In the event of an Executive's death after the end of a year but before payment of the Annual Bonus, if any, for such year has been paid to the Executive, it shall be paid to the beneficiary or beneficiaries designated by the Executive in writing filed with the Company or, in the absence of any such designation or if no such designated beneficiary survives the Executive, to the beneficiary or beneficiaries of the Executive's life insurance under the Company's Life Insurance Plan. If there is no such designated beneficiary or life insurance beneficiary, such Executive's Annual Bonus shall be paid to the Executive's estate.

       9.3 If an Executive's employment with the Company is terminated for any reason during the course of a year, or if the Executive is transferred to a position with the Company which the CEO determines no longer qualifies to participate in this Plan, the extent, if any, to which the Annual Bonus for such year will be paid to the Executive will be determined by the CEO, in the CEO's discretion.

10.    AMENDMENT OR TERMINATION OF THE PLAN
       ------------------------------------

       The Board, in its sole discretion, may amend, suspend, or terminate the Plan at any time, except that no such action shall adversely affect the rights of any person with respect to an Annual Bonus that has become payable in accordance with paragraph 8 hereof without such person's consent.


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11.    MISCELLANEOUS
       -------------

       11.1 Nothing in the Plan shall confer on any Executive or other employee of the Company any right to continue in the employ of the Company or limit in any way the right of the Company to terminate any such person's employment at any time.

       11.2 No rights under this Plan shall be assignable or transferable, or subject to encumbrance of any nature, except to the extent that an Executive may designate a beneficiary to receive any payment to be made following his death. If any Executive or beneficiary shall attempt to assign, transfer, encumber or charge any such right, or should such right be subjected to attachment, execution, garnishment, sequestration or other legal, equitable or other process, it shall thereupon pass to such one or more persons as may be designated by the Committee from among the Executive, any beneficiary theretofore designated by the Executive, and any spouse, parent, or child of such Executive or beneficiary.

       11.3 With respect to the rights of Executives under the Plan, the obligations of the Company under the Plan shall be wholly unsecured. The Company shall be under no obligation to reserve, segregate or earmark any cash or other property for the payment of any amounts under the Plan.

12.    EFFECTIVE DATE
       --------------

       This Plan, when duly executed, shall become effective as amended as of January 1, 1996.


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       IN WITNESS WHEREOF, the Board of Directors of Libbey Inc. has caused this
Libbey Inc. Senior Management Incentive Plan to be executed by a duly authorized officer of the corporation this _____ day of ______________, 1996.


LIBBEY INC.

By:____________________________________________________
      John F. Meier
      Chairman of the Board and Chief Executive Officer

Attest:


By:______________________________
      Arthur H. Smith
      Secretary